UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

November 18, 2014

PRA Health Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36732 (Commission File Number)	46-3640387 (IRS Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(919) 786-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Offering”) of its common stock, par value $0.01 per share, described in the Registration Statement on Form S-1 (File No. 333-198644), as amended (the “Registration Statement”), on November 18, 2014, PRA Health Sciences, Inc. (the “Company”) entered into a Stockholders Agreement (the “New Stockholders Agreement”) between the Company, KKR PRA Investors L.P. and KKR North America Fund XI L.P. (together with KKR PRA Investors L.P., the “KKR Group”), substantially in the form previously filed as Exhibit 10.21 to the Registration Statement.

A copy of the New Stockholders Agreement is filed herewith as exhibit 4.1, and is incorporated herein by reference.

Affiliates of the KKR Group have various relationships with the Company. For further information concerning the other material relationships between the Company, the KKR Group and their affiliates, see the section entitled “Certain Relationships and Related Party Transactions” in the Company’s prospectus (the “Prospectus”), dated November 12, 2014, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”).

Item 1.02                                           Termination of a Material Definitive Agreement.

Termination of the Monitoring Agreement

The Company was party to a Monitoring Agreement, dated as of September 23, 2013, by and between the Company and Kohlberg Kravis Roberts & Co. L.P. (“KKR”) (the “Monitoring Agreement”).

On November 18, 2014 and in connection with the Offering, the Company entered into a Termination Agreement (the “Monitoring Agreement Termination Agreement”), by and between the Company and KKR pursuant to which the Monitoring Agreement was terminated. In connection with such termination, KKR has agreed to receive a reduced termination fee of $11.9 million, rather than the $22.7 million termination fee that is payable in accordance with the terms of the Monitoring Agreement.

A copy of the Monitoring Agreement Termination Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Affiliates of KKR are controlling stockholders of the Company and an affiliate of KKR acted as underwriter in connection with the Offering.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2014 Omnibus Incentive Plan

Effective upon the closing of the Offering, the Company’s Board of Directors and its stockholders adopted the 2014 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan provides for the granting of stock option, restricted stock and other stock-based or performance-based awards to key employees, directors or other persons having a service relationship with the Company and its affiliates. For further information regarding the Omnibus Incentive Plan, see “Executive and Director Compensation — 2014 Omnibus Incentive Plan” in the Prospectus.

A copy of the Omnibus Incentive Plan is attached as Exhibit 10.2 and incorporated herein by reference. The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective upon the closing of the Offering. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock.

The Company’s bylaws were also amended and restated as of November 18, 2014, as contemplated in the Registration Statement (the “Bylaws”).

The foregoing description of the Charter and Bylaws is only a summary. For further information regarding the foregoing and other provisions of the Charter and the Bylaws, see “Description of Capital Stock” in the Prospectus. The Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and such exhibits are incorporated by reference herein.

Item 8.01                                           Other Events.

On November 18, 2014, the Company completed its Offering of 19,523,255 shares (including 2,546,511 shares of common stock pursuant to the underwriters’ option to purchase additional shares) of common stock for cash consideration of $18.00 per share ($17.10 per share net of underwriting discounts) to a syndicate of underwriters led by joint-book running managers Jefferies LLC, Citigroup Global Markets Inc., KKR Capital Markets LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC. In the Offering, the Company sold 19,523,255 shares for approximately $330.0 million in net proceeds.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: November 18, 2014	By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of PRA Health Sciences, Inc.

3.2	Amended and Restated Bylaws of PRA Health Sciences, Inc.

4.1	Stockholders Agreement, dated as of November 18, 2014, among PRA Health Sciences, Inc. and the other parties named thereto.

10.1	Termination Agreement, dated as of November 18, 2014, among PRA Health Sciences, Inc. and Kohlberg Kravis Roberts & Co. L.P.

10.2	2014 Omnibus Incentive Plan.